Exhibit 99.1

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

News Release

FOR IMMEDIATE RELEASE

For Information:	Quynh McGuire, Vice President, Investor Relations
412 227 2049
McGuireQT@koppers.com

Koppers Names James A. Sullivan President and Chief Transformation Officer;

New Role Created to Oversee Company-wide Catalyst Initiative

PITTSBURGH, PA – May 29, 2025 – Koppers Holdings Inc. (NYSE: KOP), a leading integrated global provider of treated wood products, wood treatment chemicals, and carbon compounds, today announced the appointment of James A. Sullivan as President and Chief Transformation Officer, effective June 1, 2025.

In this newly created role, Sullivan will lead the Koppers enterprise-wide transformation process named Catalyst. He will oversee the evaluation, scoping, quantification, planning and execution of hundreds of opportunities through a rigorous process aimed at maximizing performance across every dimension of the company. Sullivan will continue to report to Chief Executive Officer and Chairman of the Board Leroy Ball; business unit leadership will now also report to Ball in order to enable Sullivan to devote his full and focused attention to driving change.

“While the changes undertaken by Koppers over the past decade have certainly been transformational, I believe we still have a tremendous opportunity to dramatically improve our margin and cash flow profile,” said Leroy Ball. “This organizational change will allow Jim to intensely focus on implementing those actions that give us the best opportunity for success. His leadership of Catalyst is expected to build the bridge connecting our current strategy to our 2030 strategy.”

Sullivan will lead the newly established Transformation Office, a cross-functional team responsible for coordinating and executing the company’s Catalyst Initiative, an enterprise-wide transformation process designed to challenge the status quo and change the way the company approaches performance improvements across all facets of the organization.

“I’m very excited to step into this role at such a critical time for Koppers,” said Jim Sullivan. “I look forward to working with our talented teams around the world to unlock new opportunities and build a stronger, more resilient company.”

Sullivan has more than 25 years of industry experience and more than a decade of executive leadership experience at Koppers, joining the company in June 2013. He most recently served as President and Chief Operating Officer, where he played a significant role in the development of the company’s strategy.

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About Koppers

Koppers (NYSE: KOP) is an integrated global provider of essential treated wood products, wood preservation technologies and carbon compounds. Our team of 2,100 employees create, protect and preserve key elements of our global infrastructure – including railroad crossties, utility poles, outdoor wooden structures, and production feedstocks for steel, aluminum and construction materials, among others – applying decades of industry-leading expertise while constantly innovating to anticipate the needs of tomorrow. Together we are providing safe and sustainable solutions to enable rail transportation, keep power flowing, and create spaces of enjoyment for people everywhere. Protecting What Matters, Preserving The Future. Learn more at Koppers.com.

Inquiries from the media should be directed to Ms. Jessica Franklin Black at BlackJF@koppers.com or 412-227-2025. Inquiries from the investment community should be directed to Ms. Quynh McGuire at McGuireQT@koppers.com or 412-227-2049.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties.

All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “outlook,” “guidance,” “forecast,” “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plan,” “potential,” “intend,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding future dividends, expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, cost reduction efforts, product introduction or expansion, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.

Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things, availability of and fluctuations in the prices of key raw materials, including coal tar, lumber and scrap copper; the impact of changes in commodity prices, such as oil, copper and chemicals, on product margins; the extent of the dependence of certain of our businesses on certain market sectors and customers; economic, political and environmental conditions in international markets, including governmental changes, tariffs, restrictions on trade and restrictions on the ability to transfer capital across countries; general economic and business conditions; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; unexpected business disruptions; potential delays in timing or changes to expected benefits from cost reduction efforts; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; capital market conditions, including interest rates, borrowing costs and foreign currency rate fluctuations; disruptions and inefficiencies in the supply chain; changes in laws; the impact of environmental laws and regulations; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and any subsequent filings by Koppers with the Securities and Exchange Commission. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.